Exhibit 99.3

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2018

(in millions)

	Historical Ryerson	Historical Central Steel & Wire	Ryerson & Central Steel & Wire Combined	Pro Forma Adjustments	Footnotes	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$67.7	$20.1	$87.8	$(3.5)	(a)	$84.3
Restricted cash	1.1	—	1.1	—		1.1
Receivables less provision for allowances, claims, and doubtful accounts	473.6	71.7	545.3	0.4	(b)	545.7
Inventories	669.5	46.7	716.2	114.6	(c)	830.8
Prepaid expenses and other current assets	37.5	1.6	39.1	1.5	(d)	40.6

Total current assets	1,249.4	140.1	1,389.5	113.0		1,502.5
Property, plant, and equipment, at cost	752.9	214.5	967.4	(149.4)	(e)	818.0
Less: Accumulated depreciation	330.5	177.5	508.0	(177.5)	(e)	330.5

Property, plant and equipment, net	422.4	37.0	459.4	28.1		487.5
Deferred income taxes	13.7	13.6	27.3	(27.3)	(f)	—
Other intangible assets	45.3	—	45.3	24.1	(g)	69.4
Goodwill	115.3	—	115.3	—	(h)	115.3
Deferred charges and other assets	6.0	(0.5)	5.5	0.5	(m)	6.0

Total assets	$1,852.1	$190.2	$2,042.3	$138.4		$2,180.7

Liabilities
Current liabilities:
Accounts payable	$402.5	$28.5	$431.0	$(0.5)	(i)	$430.5
Salaries, wages, and commissions	37.2	3.0	40.2	3.0	(n)	43.2
Accrued liabilities	84.6	2.9	87.5	0.1	(d)	87.6
Long-term debt payable within one year	30.3	—	30.3	—		30.3
Current portion of deferred employee benefits	7.7	—	7.7	—		7.7

Total current liabilities	562.3	34.4	596.7	2.6		599.3
Long-term debt	1,004.2	—	1,004.2	168.2	(j)	1,172.4
Deferred employee benefits	233.0	32.1	265.1	3.8	(k)	268.9
Deferred income taxes	—	—	—	13.9	(f) (m)	13.9
Other noncurrent liabilities	47.4	—	47.4	0.5	(m)	47.9

Total liabilities	1,846.9	66.5	1,913.4	189.0		2,102.4
Stockholders’ Equity:
Common stock	0.4	1.2	1.6	(1.2)	(l)	0.4
Capital in excess of par value	378.3	0.7	379.0	(0.7)	(l)	378.3
Retained earnings (accumulated deficit)	(81.4)	137.9	56.5	(64.8)	(a) (h) (l) (n)	(8.3)
Treasury stock, at cost	(6.6)	—	(6.6)	—		(6.6)
Accumulated other comprehensive loss	(288.3)	(16.1)	(304.4)	16.1	(l)	(288.3)

Total Ryerson Holding Corporation stockholders’ equity (deficit)	2.4	123.7	126.1	(50.6)		75.5
Noncontrolling interest	2.8	—	2.8	—		2.8

Total equity (deficit)	5.2	123.7	128.9	(50.6)		78.3

Total liabilities and stockholders’ equity	$1,852.1	$190.2	$2,042.3	$138.4		$2,180.7

See accompanying notes to the unaudited proforma combined financial statements.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2017

(in millions)

	Historical Ryerson	Historical Central Steel & Wire	Ryerson & Central Steel & Wire Combined	Pro Forma Adjustments	Footnotes	Pro Forma Combined

Net sales	$3,364.7	$600.8	$3,965.5	$(4.2)	(a)	$3,961.3
Cost of materials sold	2,782.2	484.1	3,266.3	7.1	(a) (b) (c) (d)	3,273.4

Gross profit	582.5	116.7	699.2	(11.3)		687.9
Operating expenses	472.5	131.8	604.3	(10.6)	(b) (c) (d) (e) (f)	593.7

Operating profit	110.0	(15.1)	94.9	(0.7)		94.2
Other income and (expense), net	(2.3)	—	(2.3)	—		(2.3)
Interest and other expense on debt	(91.0)	0.4	(90.6)	(4.6)	(g)	(95.2)

Income (loss) before income taxes	16.7	(14.7)	2.0	(5.3)		(3.3)
Provision (benefit) for income taxes	(1.3)	0.2	(1.1)	(2.1)	(h)	(3.2)

Net income (loss)	18.0	(14.9)	3.1	(3.2)		(0.1)
Less: Net income attributable to noncontrolling interest	0.9	—	0.9	—		0.9

Net income (loss) attributable to Ryerson Holding Corporation	$17.1	$(14.9)	$2.2	$(3.2)		$(1.0)

Basic and diluted earnings per share	$0.46					$(0.03)

See accompanying notes to the unaudited proforma combined financial statements.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the three months ended March 31, 2018

(in millions)

	Historical Ryerson	Historical Central Steel & Wire	Ryerson & Central Steel & Wire Combined	Pro Forma Adjustments	Footnotes	Pro Forma Combined

Net sales	$941.3	$172.4	$1,113.7	$(1.4)	(a) (i)	$1,112.3
Cost of materials sold	776.4	141.0	917.4	1.3	(a) (b) (c) (d) (i)	918.7

Gross profit	164.9	31.4	196.3	(2.7)		193.6
Operating expenses	130.5	36.0	166.5	(1.4)	(b) (c) (d) (e) (f) (j)	165.1

Operating profit (loss)	34.4	(4.6)	29.8	(1.3)		28.5
Other income and (expense), net	3.6	—	3.6	0.1	(k)	3.7
Interest and other expense on debt	(23.3)	0.1	(23.2)	(1.3)	(g)	(24.5)

Income (loss) before income taxes	14.7	(4.5)	10.2	(2.5)		7.7
Provision (benefit) for income taxes	4.1	(0.9)	3.2	(0.6)	(h)	2.6

Net income (loss)	10.6	(3.6)	7.0	(1.9)		5.1
Less: Net income attributable to noncontrolling interest	0.2	—	0.2	—		0.2

Net income (loss) attributable to Ryerson Holding Corporation	$10.4	$(3.6)	$6.8	$(1.9)		$4.9

Basic and diluted earnings per share	$0.28					$0.13

See accompanying notes to the unaudited proforma combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in millions, except per share information)

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are prepared in accordance with Generally Accepted Accounting Principles and are based on Ryerson Holding Corporation’s (“Ryerson” or “the Company”) and Central Steel & Wire Company’s (“Central Steel & Wire”) historical consolidated financial statements as adjusted to give effect to the acquisition of Central Steel & Wire and the additional debt necessary to finance the acquisition. The pro forma adjustments are described in Note 3. The pro forma adjustments are based on preliminary assumptions and information available at the time of the preparation of this document.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and the twelve months ended December 31, 2017 give effect to the Central Steel & Wire acquisition as if it had occurred on January 1, 2017. The unaudited pro forma combined balance sheet as of March 31, 2018 gives effect to the Central Steel & Wire acquisition as if it had occurred on March 31, 2018.

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations”. As the acquirer for accounting purposes, the Company has estimated the fair value of Central Steel & Wire’s assets acquired and liabilities assumed and conformed the accounting policies of Central Steel & Wire to its own accounting policies.

The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs to integrate the operations of Ryerson and Central Steel & Wire, or the costs necessary to achieve these cost savings, operating synergies, and revenue enhancements.

Note 2 — Preliminary purchase price allocation

On July 2, 2018, Ryerson acquired Central Steel & Wire for total consideration of approximately $168.2 million. We financed the acquisition through additional borrowings under our existing revolving credit facility. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Central Steel & Wire based on management’s best estimates of fair value. The final purchase price allocation may vary materially based on final appraisals, valuations, and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The determination of fair value used in the pro forma adjustments presented herein are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Merger. The final determination of the purchase price allocation, will be based on Central Steel & Wire’s net assets acquired as of the date of acquisition and will depend on a number of factors that cannot be predicted with certainty at this time. Therefore, the actual allocations will differ from the pro forma adjustments presented. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table shows the preliminary allocation of the purchase price for Central Steel & Wire to the acquired identifiable assets, assumed liabilities, and pro forma goodwill:

Total purchase price	$168.2
Cash and cash equivalents	20.1
Receivable, less provision for allowance, claims, and doubtful accounts	72.1
Inventories	161.3
Prepaid expenses, and other current assets	3.1
Property, plant, and equipment, net	65.1
Other intangibles	24.1

Total identifiable assets	345.8
Accounts payable	(28.0)
Salaries, wages, and commissions	(3.0)
Accrued liabilities	(3.0)
Deferred income taxes	(28.4)
Deferred employee benefits	(35.9)
Other noncurrent liabilities	(0.5)

Total liabilities assumed	(98.8)
Total pro forma excess of fair value over purchase price	$(78.8)

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the unaudited pro forma condensed combined balance sheet

(a)	Total costs of $3.9 million in transaction fees have been incurred. $3.5 million of transaction fees were incurred between March 31, 2018 and the acquisition close date and $0.4 million were expensed as of March 31, 2018.

(b)	Reflects the fair value adjustment of $0.9 million for the receivables acquired offset by the elimination of $0.5 million of historical intercompany balances between Ryerson and Central Steel & Wire.

(c)	Reflects an adjustment of $115.8 million to fair value inventory based on the current replacement cost of raw materials and work in process inventory. There is no continuing impact of the acquired inventory on the combined operating results as it turns approximately four times per year, and as such, no adjustment was included in the unaudited pro forma combined statements of operations. Also reflects a credit of $1.2 million to reflect the impact of applying ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) to the historical Central Steel & Wire financial statements.

(d)	Reflects the application of ASC 606 to the historical Central Steel & Wire financial statements.

(e)	Reflects $28.1 million of adjustments to reflect the estimated fair value of the acquired property and equipment. The fair value calculation is preliminary and subject to final appraisals. The estimated useful lives range from 1 to 23 years.

(f)	The recognition of deferred tax liabilities represents the expected future tax consequences of temporary differences between the fair values of the assets acquired and liabilities assumed and their tax bases. The valuation of deferred tax liabilities is preliminary and is subject to change based upon management’s final determination of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction.

(g)	Reflects the estimated fair value of an identifiable intangible trademark of $24.1 million. The preliminary fair value was determined using the income approach which requires a forecast of all expected cash flows. The useful life assigned to the trademark is 10 years.

(h)	Adjustment to record $78.8 million as the preliminary estimate of the excess of the fair value of the assets acquired and liabilities assumed as shown in Note 2 over the purchase price resulting from the acquisition. As the acquisition resulted in a bargain purchase gain, the balance has been reflected within retained earnings. The bargain purchase gain is not reflected in the unaudited pro forma condensed combined statement of operations as this gain is not expected to have a continuing effect on the operating results of the combined company.

(i)	Adjustment to eliminate intercompany balances recorded in the historical results attributable to transactions between Ryerson and Central Steel & Wire.

(j)	Reflects the increase in revolving line of credit borrowings of $168.2 million necessary to finance the acquisition.

(k)	Reflects the fair value adjustment for the pension liability assumed.

(l)	Adjustment to eliminate $1.2 million, $0.7 million, $137.9 million and $(16.1) million of Central Steel & Wire’s historical book value of common stock, capital in excess of par value, retained earnings, and accumulated other comprehensive income, respectively.

(m)	Reflects a reporting adjustment to reclass a credit in an asset account to a liability account.

(n)	Adjustment to record the $3.0 million liability for accelerated vesting of the benefits under the long-term incentive program for Central Steel & Wire employees per the terms of the acquisition.

Adjustments to the unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2017 and the three months ended March 31, 2018

(a)	Adjustments to eliminate $4.2 million and $1.3 million of intercompany sales and cost of materials sold recorded in the historical results attributable to transactions between Ryerson and Central Steel & Wire in the twelve-month period ending December 31, 2017 and the three-month period ending March 31, 2018, respectively.

(b)	To reclass $2.3 million and $0.7 million of purchase discounts in the twelve-month period ending December 31, 2017 and the three-month period ending March 31, 2018, respectively, from operating expenses to cost of material sold for the historical Central Steel & Wire results.

(c)	To reclass $0.5 million and $0.1 million of inbound freight costs in the twelve-month period ending December 31, 2017 and the three-month period ending March 31, 2018, respectively, from operating expenses to cost of materials sold for the historical Central Steel & Wire results.

(d)	To reclass $13.1 million and $3.3 million of processing costs in the twelve-month period ending December 31, 2017 and the three-month period ending March 31, 2018, respectively, from operating expenses to cost of materials sold for the historical Central Steel & Wire results.

(e)	Adjustments reflect benefits of $4.0 million and $0.3 million in the twelve-month period ending December 31, 2017 and the three-month period ending March 31, 2018, respectively, to record the pro forma adjustments to the Central Steel & Wire historical net periodic benefit expense.

(f)	Reflects the estimated $2.3 million and $0.7 million of incremental depreciation and amortization expense in the twelve-month period ending December 31, 2017 and the three-month period ending March 31, 2018, respectively, related to the acquired property, equipment, and intangible assets discussed within the footnotes 3(e) and 3(g), respectively, of the unaudited pro forma condensed combined balance sheet.

(g)	Adjustment reflects the additional $4.6 million and $1.3 million of interest expense in the twelve-month period ending December 31, 2017 and the three-month period ending March 31, 2018, respectively, related to the additional revolving line of credit borrowings of $168.2 million with a variable interest rate.

(h)	Adjustment reflects the income tax effect of pro forma adjustments based on the estimated combined statutory tax rate of 38.7% in 2017 and 27.0% for 2018.

(i)	Reflects adjustments to decrease both sales and cost of materials sold by $0.1 million to reflect the application of ASC 606 to the historical Central Steel & Wire financial statements.

(j)	Reflects an adjustment of $0.3 million to the historical Central Steel & Wire financial statements for vacation accruals in accordance with Ryerson accounting policies.

(k)	The adjustment to other income and expense, net of $0.1 million in the three-month period ending March 31, 2018 is made to reflect the adoption of ASU 2017-07, “Compensation – Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post Retirement Benefit Cost” to the historical Central Steel & Wire financial statements.